EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (together with the schedules attached hereto, this “Agreement”) dated as of October 1, 2005.

BETWEEN:

ONYX TRADING INC. (herein called the “Seller”) a company incorporated in the Republic of the Seychelles and having a registered address at 306 Victoria House, Victoria, Mahe, Seychelles

AND:

KENSHOU INC. a company incorporated under the laws of State of Nevada and having a registered address at 502 East John Street, Carson City, Nevada 89706

(herein called the “Buyer”)

WHEREAS, the Buyer desires to purchase and acquire from the Seller and the Seller desires to sell and assign to the Buyer all of the Sellers rights, title and interest in and to the intellectual property relating to a video platform (the “Assets”) in exchange for shares of the Buyer; and

WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

SALE AND TRANSFER OF ASSETS; CLOSING

1.1      Sale of Asset Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby (the “Closing”), the Seller will sell, convey, assign and transfer the Assets to the Buyer, and the Buyer will purchase and acquire the Assets from the Seller, free and clear of any claims or Encumbrances (as defined in Section 2.6) . The Assets shall include all of the Seller’s right, title and interest in and to the following as at the Closing Date (as defined in Section 1.3 below):

                         (i)      Intellectual Property. All rights in and to patents and patent applications, registered or unregistered trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in Section 2.7(h), licenses, agreements and all other proprietary rights, which relate to the use and exploitation of the Assets (collectively, the “Intellectual Property”). Intellectual Property shall also include all technology and proprietary information developed by any employee, consultant or agent of the Seller during the course of their employment, consultancy or agency with the Seller;

                         (ii)     Permits and Licenses. All rights of the Seller with respect to permits, approvals, orders, authorizations, consents, licenses, certificates and all pending applications therefor (collectively, “Permits”), which have been issued or granted to, or are owned or used by, the Seller in connection with the ownership or use of the Assets;

          1.2      Consideration. In consideration of the sale, transfer and assignment to the Buyer of the Assets, at the Buyer shall issue and deliver to the Seller in consideration for the issue to the Seller, on Closing, an aggregate of 20,000,000 common shares in the capital of the Buyer (the " Shares") hereinafter being referred to as the “Purchase Price”.

          1.3      The Closing. The Closing will take place on the early of the satisfaction or waiver of the Closing conditions set forth in Articles 5 and 6 of this Agreement, and (b) December 31, 2005 (the “Closing Date”).

          1.4      Closing Obligations. At Closing, the Buyer and the Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

          (a)      Conveyance Instruments. The Seller shall deliver to Buyer or its designee such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as the Buyer may reasonably request to effect the assignment to the Buyer or its designee of the Assets.

          (b)      Consideration. The Buyer shall deliver to the Seller the Shares.

          (c)      Evidence of Ownership. The Seller shall deliver the documentary evidence of ownership in form satisfactory to the Buyer.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

          To induce the Buyer to execute, deliver and perform this Agreement, and in acknowledgement of the Buyer’s reliance on the following representations and warranties (in addition to the representations and warranties in Article 1), the Seller represents and warrants to the Buyer as follows as of the date hereof and as of the Closing Date:

          2.1      Organization. The Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of the territory British West Indies with the power and authority to conduct its business as it is now being conducted and to own its assets.

          2.2      Power and Authority. The Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and the Seller has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals including the approval of the Seller's shareholders. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          2.3      No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will to the best of the Seller’s knowledge violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Seller; (b) any provision of any charter, bylaw or other governing or organizational instrument of the Seller; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which the Seller is a party or by which the Seller is bound.

          2.4      Required Consents. No Permit (as defined in Section 1.1(a)(iv)) or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, or the consummation by the Seller of the transactions contemplated hereby; or (b) the ownership and use of the Assets by the Buyer.

          2.5      Intellectual Property.

          (a)      The Seller owns or has the valid right to use all of the Intellectual Property (as defined in Section 1.1(a)(ii)) comprised in the Assets all of which is described on Schedule “A” attached hereto.

          (b)      The Intellectual Property owned or used by the Seller is free and clear of all Encumbrances or other restrictions on transfer. The Seller is registered with the applicable governmental agency as the sole owner of record for each application and registration listed on Schedule “A”. The Seller is the registered owner of such Internet domain names listed on Schedule “A” and where applicable has a currently valid registration of such domain names.

          (c)      The registrations listed in Schedule “A” are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against such registrations or against any Intellectual Property licensed to the Seller pursuant to the License Agreements (as defined in the next paragraph).

        (d)      Schedule "B" attached hereto sets forth a complete and accurate list of all agreements pertaining to the use of, or granting any right to use or practice any rights under, any Intellectual Property, whether the Seller is the licensee, licensor or user thereunder and whether written, oral, express or implied, any written settlements or consents relating to any Intellectual Property and covenants not to sue (collectively, the “License Agreements”), indicating for each the title, the parties, date executed, and the Intellectual Property covered thereby. Except as set forth in Schedule "B", there are no settlements, consents, judgments, or orders or other agreements which restrict any of the Seller’s rights to use any Intellectual

Property or permit third parties to use any Intellectual Property which would otherwise infringe any of the Seller’s Intellectual Property.

          (e)      To the best of the Seller’s knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by, assigned or licensed to the Seller, and no such claims are pending against a third party by the Seller.

          (f)      Schedule "C" attached hereto lists all Software currently or previously owned, licensed, sublicensed, assigned, leased, sold to or by or otherwise used by the Seller, and identifies which is owned, licensed, sublicensed, assigned, leased, sold or otherwise used, as the case may be. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code or otherwise, (ii) computer databases and computer compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) subsequent error corrections or updates relating to any of the foregoing, (iv) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) Internet domain names and the technology supporting and content contained on the respective Internet site(s), and (vi) all end-user and programmer documentation, including user manuals and training materials, relating to any of the foregoing.

          (g)      Each item of Software listed in Schedule "C" is either: (i) owned by the Seller, (ii) currently in the public domain or otherwise available to the Seller without the license, lease or consent of any third party, or (iii) used under rights granted to the Seller pursuant to a written agreement, assignment, license or lease from a third party, which written agreement, license or lease is listed in Schedule "C". The Seller’s use of the Software set forth in Schedule "C" does not violate the rights of any third party. With respect to the Software set forth in Schedule "C" which the Seller purports to own, such Software was either: (x) developed by employees of the Seller within the scope of their employment; (y) developed by independent contractors who have assigned their rights to the Seller pursuant to written agreements; or (z) acquired by the Seller from third parties.

          (h)      Except for any open-source software code set out in Schedule “C” made available to the Seller under a free and assignable license, which the Seller is entitled to so utilize under a license it holds from a third party that is assignable to the Buyer, the Software does not incorporate codes other than those developed by the Seller or its employees or consultants who developed such codes under work for hire agreements with the Seller.

          2.6      Investor Representations. The Seller acknowledges and agrees that the Shares will be offered and sold to the Seller without such offers and sales being registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and will be issued to the Seller in accordance with Rule 903 of Regulation S of the Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Seller in this Agreement. As such, the Seller further acknowledges and agrees that all Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

          2.7      Agreement Regarding Resale. The Seller agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Seller agrees that the Buyer may require the opinion of legal counsel reasonably acceptable to the Buyer in the event of any offer, sale, pledge or transfer of any of the Shares by the Seller pursuant to an exemption from registration under the Securities Act.

          2.8      Prohibition Against Hedging Transactions. The Seller agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

          2.9      Right of Company to Refuse Transfer. The Seller agrees that the Buyer will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or otherwise pursuant to this Agreement.

          2.10     No Obligation to Register. The Seller acknowledges that the Buyer has not agreed and has no obligation to register the resale of the Shares under the Securities Act.

          2.11      Share Certificates. The Seller acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act or such similar legend as deemed advisable by legal counsel for the Buyer to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

          2.12     Issuance of Shares The Seller represents and warrants to the Buyer as follows, and acknowledges that the Buyer is relying upon such covenants, representations and warranties in connection with the issue of the Shares to the Seller:

          (a)      the Seller is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

          (b)      the Seller was not in the United States at the time the offer to purchase the Shares was received or this Agreement was executed;

          (c)      the Seller has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Seller has evaluated the merits and risks of an investment in the Shares. The Seller can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

          (d)      the Seller acknowledges that the Buyer is in the early stages of development of its business and the Buyer’s success is subject to a number of significant risks, including the risk that the Buyer will not be able to finance its plan of operations. The Seller further acknowledges that (i) the Buyer has limited cash and working capital, (ii) the Buyer will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Seller, and (iii) the Buyer has no arrangements for any financing in place and there is no assurance that any financing will be completed;

          (e)      the Shares will be acquired by the Seller for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same in the United States or to U.S. Persons. The Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares;

          (f)      the Seller has been afforded access to information about the Buyer and the Buyer’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from representatives of the Buyer regarding the terms and conditions of the offerings completed by the Buyer and the business, properties, prospects and financial condition of the Buyer, each as is necessary to evaluate the merits and risks of investing in the Shares. The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement;

          (g)      the Seller acknowledges that the Buyer will rely on these representations in completing the issuance of the Shares to the Seller;

          (h)      the Seller acknowledges that the offering of the Shares by the Buyer has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority;

          (i)      this Agreement has been duly authorized, validly executed and delivered by the Seller; and

          (j)      the Seller has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Shares and the execution of this Agreement, including (i) the legal requirements within its jurisdiction of incorporation or residence of the Seller for the purchase of the Shares; (ii) any local or foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Shares; and (v) any restrictions on transfer applicable to any disposition of the Shares imposed by the jurisdiction in which the Seller is incorporated or resident.

          2.13     Disclosure. No representation, warranty, or statement made by the Seller in this Agreement or in any document or certificate furnished or to be furnished to the Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. The Seller has disclosed to the Buyer all facts known or reasonably available to the Seller that are material to the financial condition, operation and use of the Assets.

          2.14     Truth at Closing. All of the representations, warranties and agreements made by the Seller contained in this Agreement shall be true and correct and in full force and effect on and as of the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

          To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of Seller’s reliance on the following representations and warranties, the Buyer hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

          3.1      Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

          3.2      Power and Authority. The Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms.

          3.3      Broker’s or Finder’s Fees. The Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

          3.4      No Conflict. Neither the execution and delivery by the Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by the Buyer of the transactions contemplated hereby, will violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Buyer; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of the Buyer.

          3.5      Truth at Closing. All of the representations, warranties, and agreements of the Buyer contained in this Agreement shall be true and correct and in full force and effect on and as of the Closing Date.

ARTICLE 4

COVENANTS OF THE SELLER PRIOR TO CLOSING

          4.1      Required Approvals. As promptly as practicable after the date of this Agreement, the Seller shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby. The Seller shall (a) cooperate with the

Buyer with respect to all filings that the Buyer elects to make or is required by law to make in connection with the transactions contemplated hereby, and (b) cooperate with the Buyer in obtaining any consents of the type described in Sections 2.4 and 2.5.

          4.2      Prohibited Actions. In no event, without the prior written consent of the Buyer, shall the Seller:

          (a)      permit any of the Assets to be subjected to any claim or Encumbrance;

          (b)      waive any claims or rights of substantial value respecting the Assets, or sell, transfer, or otherwise dispose of any of the Assets, except in the ordinary course of business and consistent with past practice; or

          (c)      dispose of, license, or permit to lapse any rights in any Intellectual Property;

          4.3      Access. From the date of this Agreement to the Closing Date, the Seller shall: (a) provide the Buyer with such information and access as the Buyer may from time to time reasonably request to the Assets.

          4.4      Non-Solicitation. Until the completion or termination of the transactions contemplated by this Agreement, the Seller shall not, nor shall any of its representatives, solicit, offer or encourage any sale of any of the Assets.

ARTICLE 5

CONDITIONS TO THE SELLER’S OBLIGATIONS

          Each of the obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

          5.1      Representations and Warranties; Performance. The Buyer shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Buyer’s Board of Directors, and the Seller shall have received a certificate to that effect signed by the secretary of the Buyer.

          5.2      Litigation. No Litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          5.3      Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by the Buyer to the Seller hereunder shall be in form and substance satisfactory to counsel for the Seller, in the exercise of such counsel’s reasonable judgment.

          5.4      Completion of Financing. The Buyer shall have completed a financing by way of private placement of at least US$100,000 by the sale of no more than 2,000,000 common share of the Buyer at a price of US$0.05 per common share.

ARTICLE 6

CONDITIONS TO THE BUYER’S OBLIGATIONS

          Each of the obligations of the Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by the Buyer) at or prior to the Closing Date of each of the following conditions:

          6.1      Representations and Warranties; Performance. The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Buyer shall have received a certificate to that effect signed by the secretary of the Buyer.

          6.2      Consents. All required approvals, consents and authorizations shall have been obtained.

          6.3      No Litigation. No Litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Buyer, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.4      Due Diligence. The Buyer shall have completed its due diligence review of the Assets and shall have been satisfied with the findings thereof.

          6.5      Proof of Ownership. The Seller shall have delivered to the Buyer documentary evidence, in form satisfactory to the Buyer.

ARTICLE 7

COVENANTS OF THE SELLER AND THE BUYER FOLLOWING CLOSING

          7.1      Allocation of Purchase Price; Transfer Taxes.

          (a)      Consistent with applicable tax rules, the Buyer shall allocate the Purchase Price to the Assets. The Buyer shall prepare and file, in a timely fashion, forms in a manner consistent with such allocation with the relevant tax authority. All tax returns and reports filed or prepared by the Buyer and/or the Seller with respect to the transactions contemplated by this Agreement shall be consistent with the allocation made by the Buyer under this Section 7.1(a) .

          (b)      All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Seller and the Seller shall file all necessary documentation with respect to such taxes.

          7.2      Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

          7.3      Nondisclosure of Proprietary Data. The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to the each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing.

ARTICLE 8

SURVIVAL AND INDEMNITY

          8.1      Survival of Representations, Warranties, etc. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive indefinitely after the date hereof and after the Closing and shall not merge in the performance of any obligation by any party hereto. All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

          8.2      Indemnification by the Seller and Buyer. The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation (as defined in Section 2.13), and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

          The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 9

TERMINATION

          9.1      Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)      by mutual written consent of the Seller and the Buyer;

          (b)      by either the Seller or the Buyer if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Buyer, in the case of a termination by the Seller, or on the part of the Seller, in the case of a termination by the Buyer, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable; or

          (c)      by either the Seller or the Buyer if the transactions contemplated hereby shall not have been consummated on or before December 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date.

          9.2      Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 10

MISCELLANEOUS

          10.1      Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

          10.2      Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          10.3      Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

          10.4      Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

          10.5      Attorney’s Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

          10.6      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          10.7      Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          10.8      Expenses. Except as specifically provided herein, the Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

          10.9      Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          10.10     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

          10.11     Arbitration.

Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award.

          10.12      References, etc.

          (a)      Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

          (b)      Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

          (c)      Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

          10.13     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          10.14      No Third Party Beneficiary Rights. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

          10.15      Such Other Acts. The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

          10.16      Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

ONYX TRADING INC.

By:	/s/ Laura Mouck
Name:	Laura Mouck
Title:	Director – Equity Management Inc.

KENSHOU INC.

By:	/s/ Robert Poncini
Name:	Robert Poncini
Title:	Director

SCHEDULE A

INTELLECTUAL PROPERTY

Trade Marks

There is no trademark associated with the Assets.

Patent Applications

The is no patent application associated with the Assets

Internet Domain Names

There is no Internet domain name associated with the Assets.

Copyright

The Owned Software described in Schedule “C” below.

SCHEDULE B

LICENSING AGREEMENTS

Contract on the assignment of proprietary author’s rights concluded between Xeris s.r.o. and ONYX TRADING INC. on the 1st of September 2004.
          See Licensed Software in Schedule “C” below.

SCHEDULE C

SOFTWARE

System Overview

General Overview

The system is a complete video platform solution. It contains all the foundations to eventually develop Video Value Added Services on the top of it. Those Value Added Services are NOT part of the software and need to be developed.

Video content can be uploaded onto the platform using various methods such as direct grabbing from TV programs (real time), DVD upload,\dots Video are stored in a fully redundant way on a distributed system and using some secure mechanisms that assure data integrity. Video content can then be streamed to various end devices.

This distributed and hierarchical system has been named internally TVE (for TV Everywhere). It has been designed with scalability in mind, the goal being a global reach in order to provide services on a global. An overview of the system architecture is given below:

The largest entity is the national system, which could consist of one or several nodes. In the diagram, the national nodes are designated as TVE-CZ01, TVE-CZ02, TVE-UK01, TVE-UK02, TVE-DE01 and TVE-DE02. The naming standard is being used to reflect the international two-char country codes.

The next level inside the national node is formed by nodes dedicated to particular ISPs. ISP could be a pure Internet provider or could also provide a cable-TV service. For example, they could offer HBO among their programs and they would like to enable the TVE access to HBO for their paying customers. ISP could also be interested by the service for its multicast capability.

Node Overview

The following graph provides an overview of a single node. A system node is the very basic component of the whole system. It is the smallest usable entity of the system.

Storage overview

The video storage system is the core of the platform. It has been fully developed in-house. The storage system was designed for video files with an average bitrate of around 1.2Mbps, which leads to 150kBps or 540MB per hour.

The storage system is designed as a distributed -- clustered system with assured availability.

Streaming overview

The system uses RTP for the transport protocol.

Data acquisition

The system supports the grabbing of live broadcast (DVB) and also basic entry from DVDs.

Web services

Basic web services have been developed to offer a basic interface to demonstrate the platform. Still, complete services would eventually need to be developed.

Node infrastructure

The software has been developed to run on mainstream hardware. It is recommended to use 1000Base-TX Standard for internal wiring. 100Base-TX standards is sufficient for external connections.

For the network topology, IPv4 address space inside the one node (e.g. addresses like 10.0.0.0/16) . Streamers will be connected via second NIC (Network Interface Card) to the Internet and they will have addresses from public address space at these NICs.

System specification

Storage

During the storage of the grabbed data, the system will use a simple lock scenario, where the chunks currently written are locked (marked as inaccessible) in the database. This will be much simpler then writing. Indeed, the object will be simply marked as inaccessible in the fs metadatabase. As a result, nobody will be able to access this object. Then, it could simply be removed on garbage-collection basis.

The storage chain is illustrated below:

Grabbed data are split into chunks (We suppose the size of one data block (chunk) to be around 20s of recording, which is approximately 3MB). These chunks are scattered around the storage cluster. So no neighbor chunks (in view of chunks' sequence) are stored on the same OSN (Object Storage Node). Each chunk is stored at (at least two) mutually disjoint OSNs to achieve data redundancy. Object is defined as a sequence of the chunks.

FS-metadata are stored in a relational database. Stored information consists of: ChunkIDPrefix, SeqNum, OSNID, CTYPE, Flags (e.g. "intention to delete"). You get ID of the chunk if you put together ChunkIDPrefix and SeqNum (see figure below). Motivation behind this is that we want to have as simple as possible retrieving and storing chunks (thus SeqNum, which will increment by 1 for each next chunk and some kind of prefix which will distinguish particular data sources). ChunkIDPrefix consists of NodeID, ChannelID and number of days since 1.1.2001.

Streaming

RTP is used as the main transport protocol. RTP uses UDP for data delivery. The RTSP protocol for stream control (such as Stop, Play, Rewind etc.).

Players will interact directly with the chosen streamer (chosen by the system, not by the customer/user). Streamer is chosen by one of application servers, which performs the authorization of the user.

Data acquisition

Because video quality is paramount, the solution uses quality TV tuners and grabbing cards. ViewCast Osprey 210 respectively ViewCast Osprey 230 (PCI-X Version) have been used in the solution. The cards need to have integrated tuner, because of teletext reception.

DVB is supported as a source of video data as well.

One of the main problems is the gathering of the input information for metadata construction. The detection of the start and the end of programs need also to be developed. At this time, the only available option is the use of VPS codes. A computer card which understands VPS would need to be found. For DVB, the standardization is ongoing, but not all the broadcasters sends VPS inside DVB (or basically VBI data). In analog TV, there is a very similar situation -- a lot of broadcasters don't support VPS as well.

Node infrastructure

All the inside (in-node) wiring should be done according to 1000Base-TX standard (e.g. UTP Cat~5 or 7). Gigabit ethernet cards and switches are commodity hardware nowadays. They should be used for interconnecting devices inside the cluster.

For outside connections, 100Base-TX will be sufficient for web-servers. For streamers is 1000Base-TX preferred. For connecting the web-servers, CSS should be used to hide them (from the Internet) behind one virtual IP address. The use of CSS in proxy mode (typical use of products such as Cisco CSS11000) can give the option to install SSL acceleration modules in the CSSs and to remove the SSL decryption overhead from the web-servers. On the other hand -- commodity processors are so powerful that SSL traffic can be better handled than before. Moreover, some OSS activities (namely Linux Virtual Cluster project) can be used to achieve the same functionality without the need of specialized hardware.

For the network topology of the node, private IPv4 address space should be used inside one node (e.g. addresses like 10.0.0.0/16) . Streamers will be connected via second NIC (Network

Interface Card) to the Internet and they will have addresses from public address space at these NICs.

A private DNS zone should be used within the node. Every IP address will have its name representation in this zone. Furthermore for some group of services (such as FSMDS replicas we will setup special alias which will resolve in group of address (not into only one). This approach will be used as simple way to achieve redundancy and load-balancing inside the node.

For the servers, there are no special requirements. Servers should enable RAID1 or RAID5 as a local storage. This would provide higher availability and reduce the maintenance costs. All servers should run Debian GNU/Linux.

Minimum number of servers (this configuration does not support redundancy): one grabber, one DB engine, one storage node (metadata DB and FSMDS can be located on one server), one server for web service and service tasks, one streamer. That represents 5 computers.

Owned Software

  The core of the solution (the storage of videos) is fully owned.

  oRTP elements

  RTP implementation

  RTSP elements on the server and client side

  Complete RTP payloader for H.264

  Watermarking for H.264

  Interfaces between components

Licensed Software

The solution has been designed and developed in order to accommodate the following licensed software:

  H.264 for the video codec used for storage and streaming

  AAC for the audio codec used for storage and streaming

Open Source Software

The complete solution uses a few Open Source components.

  Gstreamer (Multimedia framework)

  AAC encoders and decoders

  H.264 encoders and decoders

  Jboss (Java application servers)

  Spring (J2EE application framework)

  Hibernate (Java persistent layer)

  PostgresSQL (Database)

  Debian GNU/Linux (Operating system)

Also, a lot of plug-ins, patches and bug fixing have been produced as part of the projects. The strategic decision was made to release those patched and fixes to the open source community. This include many Gstream plug ins (A52Dec, RTSP, RTP, Storage, …)